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                                                                   EXHIBIT 10.23

                        FIRST AMENDMENT TO LOAN AGREEMENT

        This First Amendment to Loan Agreement dated effective as of March 21, 2000 ("Amendment") is by Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI-II"), as agent for the Senior Lenders (as defined below) (in such capacity, the "Senior Agent") and JEDI-II as agent for the Subordinated Lenders (as defined below) (in such capacity, the "Subordinated Agent") and ENRON NORTH AMERICA CORP., a Delaware corporation ("Servicer"), in favor of SIERRA WELL SERVICE, INC., a Delaware corporation ("Borrower").

                                  INTRODUCTION

        A. The Borrower, the Senior Lenders named therein and Senior Agent entered into the Senior Loan Agreement dated as of March 31, 1999 (the "Senior Loan Agreement").

        B. The Borrower, the Subordinated Lenders named therein and Subordinated Agent entered into the Subordinated Loan Agreement dated as of March 31, 1999 (the "Subordinated Loan Agreement" together with the Senior Loan Agreement collectively referred to herein as the Loan Agreements).

        C. Pursuant to certain transactions, JEDI-II has transferred to ENA CLO I Holding Company I, L.P., a Delaware limited partnership ("Holding Company"), both the $24,408,000 Senior Secured Loan issued pursuant to the Senior Loan Agreement and the $25,000,000 Subordinated Secured Loan issued pursuant to the Subordinated Loan Agreement. Holding Company and Servicer have entered into that certain Asset Management and Servicing Agreement dated as of December 22, 1999 ("Asset Management Agreement"), pursuant to which Holding Company has appointed Servicer to manage and service, among other assets, the duties, the responsibilities and covenants required under the Loan Agreements.

        D. The Borrower has advised Servicer that the Borrower is not in compliance with certain covenants of the Loan Agreements and has requested that Servicer waive the Events of Default occurring as a result thereof.

        E. The Borrower is pursuing an initial public offering of the Borrower's common stock (the "IPO").

        F. The Borrower has entered into definitive agreements to acquire certain assets from William Durham ("Durham") and the stock of TAT (Turnaround Trucking, Inc.), a Texas corporation, Sundown Operating, Inc., a Texas corporation, Harrison Well Service, Inc., a Texas corporation, Eunice Well Servicing Co., a New Mexico corporation and Gold Star Service Company, Inc., a New Mexico corporation. The foregoing acquisitions are collectively referred to herein as the "Acquisitions." The stockholders of such companies for which Borrower is acquiring the stock are referred to herein as the "Sellers." The IPO and the Acquisitions are collectively referred to as the "Transaction."
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        G. The Transaction would violate several covenants of the Loan
Agreements, and the Borrower has requested that Servicer and JEDI-II consent to the Transaction.

        H. Servicer is willing to waive such Events of Default and consent to the Transaction on the terms set forth herein.

        THEREFORE, Senior Agent, Subordinated Agent and Servicer, on behalf of Holding Company, and the Borrower hereby agree as follows:

        Section 1. Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment which is defined in the Senior Loan Agreement has the meaning assigned to such term in the Senior Loan Agreement. As used in this First Amendment, the following term has the following meanings:

                      1.1 "Excess Cash" shall mean cash held by the Borrower or
               any Subsidiary in excess of $1,500,000.

                      1.2 "Successful Completion of the IPO" shall mean an IPO
               with proceeds sufficient to (i) payoff all Indebtedness, including accrued but unpaid interest, under the Subordinated Loan Agreement and (ii) redemption of Borrower's Series A Preferred Shares, as defined in the Securities Purchase Agreement between the Borrower and JEDI-II dated as of March 31, 1999, and all accrued but unpaid dividends.

        Section 2. Amendment of Senior Loan Agreement.

                      2.1. Section 2.2(a)(i) of the Senior Loan Agreement is amended by replacing the first sentence of Section 2.2(a)(i) with the following:

               "The outstanding principal balance of the Senior Loan shall be due and payable to the Senior Agent for the ratable benefit of the Senior Lenders beginning with payments of at least $435,857.15 on each of September 30, 2000 and December 31, 2000. In the event that Borrower has Excess Cash on either of such dates, such Excess Cash shall be paid to the Senior Agent for the ratable benefit of the Senior Lenders up to the amount of $871,714.29 for each such date. On March 31, 2001, Borrower shall make a payment of $1,743,428.58 less the amount of any Excess Cash paid on either September 30, 2000 or December 31, 2000. Thereafter, on each Payment Date until the Final Maturity Date, the amount due and payable shall be $871,714.29."

                      2.2 Section 2.4(a) of the Senior Loan Agreement is amended by replacing the second sentence thereof with the following:

               "The Borrower shall pay to the Senior Agent for the ratable benefit of the Senior Lenders all accrued but unpaid interest on the Senior Loan on each Payment Date and on the Final Maturity Date with the exception of interest payable on March


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               31, 2000 which shall be due and payable with interest at the
               LIBOR rate plus 2.5% on the earlier of the date of the IPO or June 30, 2000."

                      2.3 Section 6.4 shall be amended by adding a new sentence at the end of such section which reads as follows:

               "Borrower shall not permit its general and administrative expenses, as such expenses are commonly presented in the Borrower's financial statements, excluding the costs associated with the Acquisitions to exceed $7,000,000 for the calendar year 2000."

        Section 3.    Waiver.

                      3.1. Senior Loan Agreement. Without waiving any other provision or requirement under the Senior Loan Agreement or the right of Servicer to require compliance with all provisions of the Senior Loan Agreement in the future, and without waiving any other Event of Default, present or future, if any exist or arise, Senior Agent and Servicer hereby waive the Events of Default occurring as the result of the Borrower's failure to comply with the provisions of (i) Section 6.5(a)(ii) of the Senior Loan Agreement for the year ending December 31, 1999, (ii) Section 6.10 as it relates to the lease agreement between Borrower and Permian Basin Acquisition Group as currently in effect and
(iii) Section 6.3(f), but only until the earlier of (a) one month after the Successful Completion of the IPO or (b) January 1, 2001.

                      3.2. Subordinated Loan Agreement. Without waiving any other provision or requirement under the Subordinated Loan Agreement or the right of Servicer to require compliance with all provisions of the Subordinated Loan Agreement in the future, and without waiving any other Event of Default, present or future, if any exist or arise, Subordinated Agent and Servicer hereby waive the Events of Default occurring as the result of the Borrower's failure to comply with the provisions of (i) Section 6.5(a)(ii) of the Subordinated Loan Agreement for the year ending December 31, 1999, (ii) Section 6.10 as it relates to the lease agreement between Borrower and Permian Basin Acquisition Group as currently in effect and (iii) Section 6.3(f), but only until the earlier of (a) one month after the Successful Completion of the IPO or (b) January 1, 2001.

        Section 4.    Consent.

                      4.1 (A) Senior Loan Agreement. Servicer and Senior Agent hereby (a) consent to the Liens granted by Borrower in favor of the Sellers and Durham on the property acquired in the Acquisitions which would cause a breach under Sections 2.2(c) and 6.1, but only to the extent such Liens secure the indebtedness described in the registration statement relating to the IPO, (b) consent to the Acquisitions to the extent the Acquisitions would cause a breach under Section 6.3, provided that additional Indebtedness is incurred solely to finance the Acquisitions, (c) consent to the Acquisitions to the extent the Acquisitions would cause a breach under Sections 6.5(a) of the Senior Loan Agreement, (d) consent to the payment of $1000 in connection with the redemption and cancellation of the Series C Preferred Share to the extent such redemption and cancellation would cause a breach under Section 6.4 of the Senior Loan



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Agreement, and (e) consent to the issuance of Common Stock of the Borrower in the IPO to the extent such issuance would cause a breach under Section 6.13 of the Senior Loan Agreement, provided there is a Successful Completion of the IPO. Servicer and Senior Agent hereby waive the Defaults, which would have arisen if not for the foregoing consents. The foregoing consents and waivers are limited to the extent described herein and shall not be construed to be a consent to or a waiver of any other actions prohibited by the Senior Loan Agreement. Servicer and the Senior Agent reserve the right to exercise any rights and remedies available to them in connection with any future defaults with respect to Sections 2.2, 6.1, 6.3, 6.4, 6.5, or 6.13 of the Senior Loan Agreement or any other provision of any Senior Loan Document.

                          (B) Subordinated Loan Agreement. Servicer and
Subordinated Agent hereby (a) consent to the Liens granted by Borrower in favor of the Sellers and Durham on the property acquired in the Acquisitions which would cause a breach under Sections 2.2(c) and 6.1, but only to the extent such Liens secure the indebtedness described in the registration statement relating to the IPO, (b) consent to the Acquisitions to the extent the Acquisitions would cause a breach under Section 6.3, provided that additional Indebtedness is incurred solely to finance the Acquisitions, (c) consent to the Acquisitions to the extent the Acquisitions would cause a breach under Sections 6.5(a) of the Subordinated Loan Agreement, (d) consent to the payment of $1000 in connection with the redemption and cancellation of the Series C Preferred Share to the extent such redemption and cancellation would cause a breach under Section 6.4 of the Subordinated Loan Agreement, and (e) consent to the issuance of Common Stock of the Borrower in the IPO to the extent such issuance would cause a breach under Section 6.13 of the Subordinated Loan Agreement, provided there is a Successful Completion of the IPO. Servicer and Subordinated Agent hereby waive the Defaults, which would have arisen if not for the foregoing consents. The foregoing consents and waivers are limited to the extent described herein and shall not be construed to be a consent to or a waiver of any other actions prohibited by the Subordinated Loan Agreement. Servicer and the Subordinated Agent reserve the right to exercise any rights and remedies available to them in connection with any future defaults with respect to Sections 2.2, 6.1, 6.3, 6.4, 6.5, or 6.13 of the Subordinated Loan Agreement or any other provision of any Subordinated Loan Document.

                      4.2 Notwithstanding anything to the contrary contained herein, each of the consents contained in Section 4.1 of this Waiver shall expire and no longer be effective as of the earlier of (i) the termination of the IPO; (ii) the occurrence of the IPO that is not a Successful Completion of the IPO; or (iii) June 30, 2000 and a Successful Completion of the IPO has not occurred.

        Section 5. Covenant. Borrower covenants and agrees that Borrower will use a portion of the proceeds from the IPO to retire the Subordinated Secured Loan including all accrued but unpaid interest and to redeem the Series A Preferred Shares including all accrued but unpaid dividends.

        Section 6. Representations and Warranties of the Borrower. The Borrower represents and warrants that after giving effect to this Amendment, (i) all of the representations and warranties contained in the Loan Agreements are true and correct in all material respects and (ii) no Default or Event of Default shall be continuing under either of the Loan Agreements.


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        Section 7. Effectiveness. This Amendment shall become effective upon the
Borrower, JEDI-II and the Servicer duly and validly executing originals of this Amendment. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

        Section 8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

        Section 9. Choice of Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

        THIS WRITTEN AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND SUBORDINATED LOAN DOCUMENTS, AS DEFINED IN THE LOAN AGREEMENTS, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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              [SIGNATURE PAGE - FIRST AMENDMENT TO LOAN AGREEMENT]

        EXECUTED as of the date first set forth above.

                                       SERVICER:

                                       ENRON NORTH AMERICA CORP.

                                       By: /s/ RICHARD B. BUY
                                          --------------------------------------
                                       Name:   Richard B. Buy
                                            ------------------------------------
                                       Title:  Executive Vice President
                                             -----------------------------------


                                       SENIOR AGENT AND
                                       SUBORDINATED AGENT:

                                       JOINT ENERGY DEVELOPMENT
                                       INVESTMENTS II LIMITED PARTNERSHIP

                                       By:  Enron Capital Management II Limited
                                            Partnership, its General Partner


                                            By:  Enron Capital II Corp., its
                                                 General Partner



                                                By: /s/ RICHARD B. BUY
                                                   ----------------------------
                                                Name:   Richard B. Buy
                                                     --------------------------
                                                Title:  Executive Vice President
                                                       -------------------------




Acknowledged and agreed to be effective
as of March 21, 2000, by:

SIERRA WELL SERVICE, INC.

By: /s/ KENNETH V. HUSEMAN
   ---------------------------------
Name:   Kenneth V. Huseman
     -------------------------------
Title:  President & CEO
      ------------------------------